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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 9, 2001

                                  Advanta Corp.
             (Exact name of registrant as specified in its charter)





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
       Delaware                                                      0-14120                   23-1462070
(State or other jurisdiction                                    (Commission File             (IRS Employer
    of incorporation)                                                Number)                Identification No.)


Welsh and McKean Roads, P.O. Box 844, Spring House, PA                                            19477
      (Address of principal executive offices)                                                 (Zip Code)

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Registrant's telephone number, including area code: (215) 657-4000
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Item 5.         Other Events

On April 9, 2001 Advanta Corp. (the "Company" or "Advanta") announced that $237.7 million of medium-term notes have been tendered in response to the tender offer which was announced March 7, 2001 and which closed April 2, 2001. When additional untendered medium-term notes mature on May 1, 2001, Advanta will have reduced its outstanding institutional debt by approximately $319 million since December 31, 2000, a significant step in deleveraging the Company. Of the remaining $25 million of institutional debt outstanding, $24.8 million matures between June 2001 and September 2001.

Advanta is a highly focused financial services company which has been providing innovative financial solutions since 1951. Advanta leverages its first-class direct marketing and information based expertise to develop state-of-the-art data warehousing and statistical modeling tools that identify potential customers and new target markets. Over the past five years, it has used these distinctive capabilities to become one of the nation's largest issuers of MasterCard business credit cards to small businesses. Learn more about Advanta at www.advanta.com.
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Form 8-K                                   Advanta Corp.
April 9, 2001



Item 7.         Financial Statements and Exhibits.

(c)        Exhibits:

                  None.
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Form 8-K                                   Advanta Corp.
April 9, 2001


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.



                                               Advanta Corp.


                                               By:   /s/ Elizabeth H. Mai
                                                     --------------------------
                                                     Elizabeth H. Mai, Senior
                                                     Vice President, Secretary
                                                     and General Counsel




April 10, 2001